Exhibit 99.1

Contact:

Rick Rodick

Chief Financial Officer

(562) 552-9400

rrodick@go2uti.com

UTi WORLDWIDE REPORTS FIRST QUARTER FISCAL 2016 RESULTS

Long Beach, Calif., June 4, 2015 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2016 first quarter ended April 30, 2015.

Fiscal First Quarter 2016 vs. Fiscal First Quarter 2015 Results

•	Revenues decreased 6.8% to $973.3 million from $1,043.9 million

•	Net revenues (revenues minus purchased transportation costs) decreased 10.8% to $329.5 million from $369.4 million

•	On a constant currency basis, revenues increased 0.7% and net revenues decreased 3.1%, respectively

•	Net loss attributable to UTi Worldwide Inc. decreased to $33.3 million from $43.7 million

•	Diluted loss per share decreased to $0.35 from $0.44 per diluted common share

•	Earnings before interest, taxes, depreciation and amortization, excluding severance and other items set out in the reconciliation included with this press release (Adjusted EBITDA), decreased to $8.0 million from $18.2 million

Fiscal First Quarter 2016 vs. Fiscal Fourth Quarter 2015 Results

•	Revenues increased 0.9% to $973.3 million from $964.6 million

•	Net revenues increased 5.5% to $329.5 million from $312.2 million

•	On a constant currency basis, revenues and net revenues increased 4.1% and 9.1%, respectively

•	Adjusted EBITDA increased to positive $8.0 million from negative $45.2 million

Edward G. Feitzinger, chief executive officer, said, “Our first quarter results were in line with our expectations coming out of the fourth quarter, reflecting solid execution against the key priorities of our turnaround plan. As I discussed last quarter, there are four priorities that are critical to our near-term success – deliver consistent performance in our CL&D business, manage our costs, make improvements in working capital and drive growth and margin improvements in our freight forwarding business. I am pleased to report that we made good progress in each of these areas this quarter. CL&D finished slightly ahead of our internal expectations, staff costs were down significantly on a year-over-year basis, and the change in working capital was better than our historical norms. On the freight forwarding side, we were able to improve our yields and volumes when measured on a sequential quarter basis, as we expected. We also had positive sales momentum in both business units during the first quarter, indicating early traction with our shift to a client-centric focus combined with numerous improvements in our sales force structure. We made progress this quarter, but we have more work to do on our multi-quarter plan to achieve the level of performance we know we are capable of.”

Financial Results for First Quarter Fiscal Year 2016

For the first quarter of fiscal year 2016, revenues decreased 6.8% to $973.3 million, compared to $1,043.9 million for the prior year period, while net revenues decreased 10.8% to $329.5 million, compared to $369.4 million for the prior year period. The decrease in net revenue was primarily related to lower ocean and air yields and volumes in freight forwarding as well as the strengthening of the U.S. dollar against the Euro and South African Rand. On a constant currency basis, revenues were up 0.7%, while net revenues declined 3.1%. Operating loss for the quarter was $18.8 million compared to $3.3 million for the prior year period, primarily due to lower net revenues and $4.4 million in higher severance and other costs. Adjusted EBITDA was $8.0 million compared to $18.2 million for the prior year period. Free cash flow (defined as cash flow from operations less capital expenditures) was negative $79.4 million for the first quarter compared to negative $130.5 million for the prior year period.

Contract Logistics and Distribution

Net revenues for Contract Logistics and Distribution decreased 4.7% to $192.2 million in the first quarter of fiscal 2016 compared to $201.7 million in the prior year period. On a constant currency basis, net revenues for Contract Logistics and Distribution increased 2.4%. Operating income was $10.0 million for the first quarter of fiscal 2016 compared to $13.7 million for the same period last year. The variance was primarily related to the shut-down costs ($2.0 million) associated with the expected exit of a joint venture, currency exchange rate fluctuations ($0.8 million), and lower operating results in South Africa.

Freight Forwarding

Net revenues for Freight Forwarding decreased 18.1% to $137.3 million in the first quarter of fiscal 2016 compared to $167.6 million in the prior year period. On a constant currency basis, net revenues for Freight Forwarding decreased 9.8%. The decrease was primarily related to lower ocean and air yields and volumes. The operating loss was $11.1 million for the first quarter of fiscal 2016 compared to operating income of $1.2 million for the same period last year.

Richard G. Rodick, chief financial officer, said, “Free cash flow for the first quarter of fiscal 2016 was significantly better than the first quarter of fiscal 2015, but was negatively impacted by the timing of some large disbursements at quarter end. Based on various actions we are taking, we are confident that our working capital improvement plans will generate our targeted full year results.”

Fiscal Year 2016 Outlook

The Company is confirming its guidance for full fiscal year 2016.

•	The Company expects adjusted EBITDA to be within the range of $125 million to $150 million for fiscal year 2016; and,

•	The Company anticipates a year-over-year reduction in working capital in the range of $175 million to $200 million

Edward G. Feitzinger, chief executive officer, commented, “On a relative basis, we are pleased with the start to the year and the first full quarter under our new playbook. We are executing on our internal initiatives, clients have voiced their confidence in our new strategy and direction and the pieces are beginning to fall into place as we work towards our goals of working capital and profit improvement. While we have made significant progress, we are still in the early stages of our turnaround and will need to drive incremental net revenue growth throughout the year in order to achieve our targets.”

Investor Conference Call

UTi management will host an investor conference call today, June 4, 2015, at 2:00 P.M. PDT (5:00 P.M. EDT) to review the Company’s financial results for the fiscal 2016 first quarter. Investment professionals are invited to participate in the live call by dialing 877-328-5514 (domestic) or 412-317-5420 (international) and asking to be connected to the UTi Worldwide, Inc. conference call. The call will be open to all other interested parties through a live, listen-only audio internet broadcast at www.go2uti.com. The slides that will be referenced during the call will be available on the Company’s website at www.go2uti.com (click on “Investor Relations” and then click on “Webcasts & Presentations”). The slides will contain disclosures of certain non-GAAP financial measures, which will be identified in the slides. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures will be included in the slides. For those who are not available to listen to the live broadcast, the call will be archived for one year on the Company’s website. A telephonic playback of the conference call also will be available from approximately 5:00 P.M. PDT, today, through June 9, 2015, by calling 877-344-7529 (domestic) or 412-317-0088 (international) and using conference ID 10066484.

About UTi Worldwide

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The Company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The Company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Use of Non-GAAP Financial Information

This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the Company has included information in this press release regarding net revenues (revenues minus purchased transportation costs) and regarding constant currency revenue and net revenue changes, which are adjusted to exclude the impact of currency fluctuations between comparable periods. In addition, the Company has referred to earnings before interest, taxes, depreciation and amortization (EBITDA), and to adjusted EBITDA, which is EBITDA adjusted to exclude severance and other items set out in the reconciliation included with this press release. The Company has also referred to free cash flow, which is cash flow from operations less purchases of property, plant and equipment (net of proceeds from disposals), as well as purchases of software and other intangible assets. This information is among the information the Company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The Company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the Company’s performance. In addition, the Company’s management believes that presenting adjusted EBITDA provides useful information to investors regarding underlying business trends and performance of the Company’s ongoing operations. This non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with generally accepted accounting principles in the U.S. (GAAP). Further, neither free cash flow nor adjusted EBITDA represent cash flow from operations as defined by GAAP, are not derived in accordance with GAAP, and should not be considered as an alternative to net income. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release which address activities, events or developments that UTi expects or anticipates will or may occur in the future, including, but not limited to statements about such matters as the Company being confident that our working capital improvement plans will generate our targeted full year results; the fact that the Company is targeting adjusted EBITDA in fiscal 2016 in the range of $125 million to $150 million and anticipates year over year working capital improvement of $175 million to $200 million; the Company’s statement that we are executing on our internal initiatives, clients have voiced their confidence in our new strategy and direction and the pieces are beginning to fall into place as we work towards our goals of working capital and profit improvement; and any other statements about the Company’s expected, estimated or anticipated future results or strategies, are forward-looking statements.

These statements are based on certain assumptions and analyses made by UTi in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” and other similar expressions or the negative of these terms or other comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, the risks in UTi’s filings with the SEC, including those listed in Item 1A “Risk Factors” in its annual report on Form 10-K relating to the fiscal year ended January 31, 2015 filed with the SEC, and the following: the Company has incurred losses the last three fiscal years and such losses may continue; the Company’s ability to achieve its adjusted EBITDA target for the 2016 fiscal year is dependent on incremental net revenue growth in its freight forwarding business, which growth may not occur; the Company’s ability to maintain sufficient liquidity and capital resources to fund its business and to generate sufficient cash to service its debts and other obligations; the Company’s ability to refinance its indebtedness when it comes due; risks associated with the Company’s clients, including delays or the inability by such clients to pay the Company; the risk that the Company may not be able to achieve its expected working capital improvements; volatility with respect to global trade; global economic, political and market conditions and unrest, including those in Africa, Asia Pacific and Europe; volatile fuel costs; transportation capacity, pricing dynamics and the Company’s ability to secure space on third party aircraft, ocean vessels and other modes of transportation; changes in interest and foreign exchange rates, particularly with respect to the South African rand and the Euro; material interruptions in transportation services; risks of international operations; risks associated with, and the potential for penalties, fines, costs and expenses the Company may incur as a result of an investigation by the government of Brazil into the international air freight and air cargo transportation industry; risks of adverse legal judgments or other liabilities not limited by contract or covered by insurance; risks associated with the pending securities class action lawsuit and pending investigation by the SEC; the Company’s ability to retain clients while facing increased competition; disruptions caused by epidemics, natural disasters, conflicts, strikes, wars and terrorism; the impact of changes in the Company’s effective tax rates; the Company’s ability to maintain effective disclosure controls and procedures and effective internal control over financial reporting; the other risks and uncertainties described herein and in the Company’s other filings with the SEC; and other factors outside the Company’s control. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to or effects on the Company or its business or results of operations. Forward-looking statements set forth in this press release speak only as of the date hereof and the Company does not undertake any obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events, except as required by law.

# # #

(Tables Follow)

UTi Worldwide Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three months ended April 30,
	2015	2014
	(Unaudited)
Revenues:
Airfreight forwarding	$294,778	$321,401
Ocean freight forwarding	242,298	263,132
Customs brokerage	44,523	44,327
Contract logistics	184,007	187,164
Distribution	144,888	146,858
Other	62,823	81,006

Total revenues	973,317	1,043,888
Other operating expenses:
Purchased transportation costs:
Airfreight forwarding	231,093	245,413
Ocean freight forwarding	213,361	219,048
Customs brokerage	12,454	11,008
Contract logistics	49,478	44,270
Distribution	101,749	103,784
Other	35,730	51,011
Staff costs	199,131	217,177
Depreciation	13,078	13,806
Amortization of intangible assets	7,412	6,999
Severance and other	5,014	647
Other operating expenses	123,649	133,995

Total other operating expenses	992,149	1,047,158
Operating loss	(18,832)	(3,270)
Interest expense, net	(10,737)	(8,597)
Loss on debt extinguishment	—	(21,820)
Other expense, net	(71)	(120)

Pretax loss	(29,640)	(33,807)
Provision for income taxes	5,742	9,562

Net loss	(35,382)	(43,369)
Net (loss)/income attributable to non-controlling interests	(2,091)	354

Net loss attributable to UTi Worldwide Inc.	$(33,291)	$(43,723)

Basic and diluted loss per common share attributable to UTi Worldwide Inc. common shareholders	$(0.35)	$(0.44)

Number of weighted average common shares outstanding used for per share calculations Basic and diluted shares	105,630,546	104,921,510

UTi Worldwide Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30, 2015	January 31, 2015
	(Unaudited)
ASSETS
Cash and cash equivalents	$175,939	$211,832
Cash held as collateral	33,742	29,068
Trade receivables, net	918,558	887,084
Deferred income taxes	12,914	12,596
Other current assets	154,186	154,756

Total current assets	1,295,339	1,295,336
Property, plant and equipment, net	190,206	195,523
Goodwill and other intangible assets, net	423,823	429,590
Investments	1,055	1,023
Deferred income taxes	12,553	11,175
Other non-current assets	40,195	41,305

Total assets	$1,963,171	$1,973,952

LIABILITIES & EQUITY
Bank lines of credit	$65,356	$31,306
Short-term borrowings	74,336	52,825
Current portion of long-term borrowings	1,173	1,429
Current portion of capital lease obligations	12,075	11,429
Trade payables and other accrued liabilities	661,173	698,450
Income taxes payable	13,226	8,995
Deferred income taxes	12,204	12,177

Total current liabilities	839,543	816,611
Long-term borrowings, excluding current portion	367,245	366,846
Capital lease obligations, excluding current portion	56,879	56,455
Deferred income taxes	14,385	14,204
Other non-current liabilities	35,871	36,892
Convertible preference shares	185,239	181,957
Commitments and contingencies
UTi Worldwide Inc. shareholders’ equity:
Common stock	576,139	575,164
Retained earnings	56,091	92,664
Accumulated other comprehensive loss	(178,437)	(179,423)

Total UTi Worldwide Inc. shareholders’ equity	453,793	488,405
Non-controlling interests	10,216	12,582

Total equity	464,009	500,987

Total liabilities and equity	$1,963,171	$1,973,952

UTi Worldwide Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three months ended April 30,
	2015	2014
	(Unaudited)
OPERATING ACTIVITIES:
Net loss	$(35,382)	$(43,369)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation costs	1,851	3,385
Depreciation	13,078	13,806
Amortization of intangible assets	7,412	6,999
Amortization of debt issuance costs	976	765
Make-whole payment	—	20,830
Accretion of convertible senior notes	2,080	1,180
Deferred income taxes	(1,507)	488
Uncertain tax positions	210	180
Gain on disposal of property, plant and equipment	(676)	(51)
Provision for doubtful accounts	125	2,077
Other	2,237	765
Net changes in operating assets and liabilities	(65,761)	(129,192)

Net cash used in operating activities	(75,357)	(122,137)
INVESTING ACTIVITIES:
Net increase in cash held as collateral	(4,674)	(50,025)
Purchases of property, plant and equipment, excluding software	(2,916)	(5,887)
Proceeds from disposals of property, plant and equipment	1,166	1,741
Purchases of software and other intangible assets	(2,313)	(4,200)
Net increase in other non-current assets and other	171	792

Net cash used in investing activities	(8,566)	(57,579)
FINANCING ACTIVITIES:
Borrowings under bank lines of credit	77,000	635,543
Repayments of bank lines of credit	(43,000)	(201,343)
Net borrowings/(repayments) under revolving lines of credit	761	(2,133)
Net increase/(decrease) in short-term borrowings	21,358	(918)
Repayments of long-term borrowings	(1,937)	(202,063)
Make-whole payment	—	(20,830)
Debt and preferred shares issuance costs	—	(24,692)
Repayments of capital lease obligations	(3,463)	(4,417)
Distributions to non-controlling interests and other	(29)	—
Ordinary shares settled under share-based compensation plans	(1,140)	(1,759)
Proceeds from issuance of ordinary shares	65	49

Net cash provided by financing activities	49,615	177,437
Effect of foreign exchange rate changes on cash and cash equivalents	(1,585)	4,778

Net (decrease)/increase in cash and cash equivalents	(35,893)	2,499
Cash and cash equivalents at beginning of period	211,832	204,384

Cash and cash equivalents at end of period	$175,939	$206,883

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended April 30, 2015
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$622,757	$350,560	$—	$973,317

Purchased transportation costs	485,471	158,394	—	643,865
Staff costs	91,606	100,288	7,237	199,131
Depreciation	3,972	7,718	1,388	13,078
Amortization of intangible assets	6,631	781	—	7,412
Severance and other	2,428	2,296	290	5,014
Other operating expenses	43,736	71,113	8,800	123,649

Total operating expenses	633,844	340,590	17,715	992,149

Operating (loss)/income	$(11,087)	$9,970	$(17,715)	(18,832)

Interest expense, net				(10,737)
Other expense, net				(71)

Pretax loss				(29,640)
Provision for income taxes				5,742

Net loss				(35,382)
Net loss attributable to non-controlling interests				(2,091)

Net loss attributable to UTi Worldwide Inc.				$(33,291)

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended April 30, 2014
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$683,870	$360,018	$—	$1,043,888

Purchased transportation costs	516,261	158,273	—	674,534
Staff costs	108,120	99,746	9,311	217,177
Depreciation	4,429	7,926	1,451	13,806
Amortization of intangible assets	6,051	948	—	6,999
Severance and other	568	79	—	647
Other operating expenses	47,246	79,371	7,378	133,995

Total operating expenses	682,675	346,343	18,140	1,047,158

Operating income/(loss)	$1,195	$13,675	$(18,140)	(3,270)

Interest expense, net				(8,597)
Loss on debt extinguishment				(21,820)
Other expense, net				(120)

Pretax loss				(33,807)
Provision for income taxes				9,562

Net loss				(43,369)
Net income attributable to non-controlling interests				354

Net loss attributable to UTi Worldwide Inc.				$(43,723)

UTi Worldwide Inc. Supplemental Financial Information

(in thousands, except per share amounts)

(Unaudited)

	Three months ended
	April 30, 2015	April 30, 2014	January 31, 2015
Revenues	$973,317	$1,043,888	$964,563
Purchased transportation costs	(643,865)	(674,534)	(652,395)

Net revenues	$329,452	$369,354	$312,168

	Three months ended
Freight Forwarding	April 30, 2015	April 30, 2014	January 31, 2015
Revenues	$622,757	$683,870	$619,749
Purchased transportation costs	(485,471)	(516,261)	(501,405)

Net revenues	$137,286	$167,609	$118,344

	Three months ended
Contract Logistics and Distribution	April 30, 2015	April 30, 2014	January 31, 2015
Revenues	$350,560	$360,018	$344,814
Purchased transportation costs	(158,394)	(158,273)	(150,990)

Net revenues	$192,166	$201,745	$193,824

UTi Worldwide Inc.

Constant Currency Growth Reconciliation

(Unaudited)

Set forth below is a reconciliation of the Company’s constant currency growth rates and the growth rates based on the Company’s GAAP reported results in the Company’s revenues and net revenues for the three months ended April 30, 2015 and the three months ended January 31, 2015. Constant currency growth is a non-GAAP measure that excludes the impact of foreign currency translation.

	Three months ended April 30, 2015
Total	Total Net Change	+/(-) Currency Impact	Organic Growth
Revenues	(7)%	6%	1%
Net revenues	(11)%	8%	(3)%

Freight Forwarding	Three months ended April 30, 2015
	Total Net Change	+/(-) Currency Impact	Organic Growth
Revenues	(8)%	8%	—%
Net revenues	(18)%	8%	(10)%

Contract Logistics and Distribution	Three months ended April 30, 2015
	Total Net Change	+/(-) Currency Impact	Organic Growth
Revenues	(3)%	6%	3%
Net revenues	(5)%	7%	2%

	Three months ended January 31, 2015
Total	Total Net Change	+/(-) Currency Impact	Organic Growth
Revenues	1%	3%	4%
Net revenues	6%	3%	9%

UTi Worldwide Inc.

EBITDA and Adjusted EBITDA Calculations

(in thousands)

(Unaudited)

	Three months ended April 30,
	2015	2014
EBITDA:
Net loss	$(35,382)	$(43,369)
Provision for income taxes	5,742	9,562
Interest expense, net	10,737	8,597
Depreciation	13,078	13,806
Amortization of intangible assets	7,412	6,999

Total EBITDA before adjusting items	1,587	(4,405)
Adjusting items:
Other expense, net	71	120
Loss on debt extinguishment(1)	—	21,820
Legal fees(2)	1,289	—
Severance and other(3)(4)	5,014	647

Adjusted EBITDA	$7,961	$18,182

(1)	Loss on debt extinguishment for the three months ended April 30, 2014 includes a make-whole payment of $20,830 with respect to the prepayment of the Company’s $200,000 aggregate principal amount of private placement notes issued on January 25, 2013, as well as a non-cash charge of $990 related to unamortized debt issuance costs.
(2)	During the three months ended April 30, 2015, the Company incurred legal fees of $1,289 associated with the Company’s pending Securities and Exchange Commission investigation and securities class action lawsuit.
(3)	During the three months ended April 30, 2015, the Company recorded pre-tax severance of $2,984, primarily related to the Company’s January 2015 Reorganization, and facility exit costs and other expenses of $2,030, associated with the expected exit of a joint venture.
(4)	During the three months ended April 30, 2014 the Company recorded pre-tax severance of $647 primarily related to organizational realignment activities.

UTi Worldwide Inc.

EBITDA and Adjusted EBITDA Calculations

(in thousands)

(Unaudited)

	Three months ended
	April 30, 2015	January 31, 2015
EBITDA:
Net loss	$(35,382)	$(105,079)
Provision for income taxes	5,742	2,370
Interest expense, net	10,737	10,427
Depreciation	13,078	13,661
Amortization of intangible assets	7,412	7,539

Total EBITDA before adjusting items	1,587	(71,082)
Adjusting items:
Other expense, net	71	649
Legal fees(5)	1,289	—
Severance and other(6)(7)	5,014	25,199

Adjusted EBITDA	$7,961	$(45,234)

(5)	During the three months ended April 30, 2015, the Company incurred legal fees of $1,289 associated with the Company’s pending Securities and Exchange Commission investigation and securities class action lawsuit.
(6)	During the three months ended April 30, 2015, the Company recorded pre-tax severance of $2,984, primarily related to the Company’s January 2015 Reorganization, and facility exit costs and other expenses of $2,030, associated with the expected exit of a joint venture.
(7)	During the three months ended January 31, 2015, the Company recorded pre-tax severance of $8,353, primarily related to the Company’s January 2015 Reorganization, and $7,241 related to organizational realignment activities. In addition, the Company incurred facility exit costs of $2,000, an additional impairment charge of $5,033 associated with the South African Installment Receivable Agreement and other receivables and pre-tax legal settlements of $2,572.

UTi Worldwide Inc.

Free Cash Flow Calculation

(in thousands)

(Unaudited)

	Three months ended
	April 30,
	2015	2014
Net cash used in operating activities	$(75,357)	$(122,137)
Purchases of property, plant and equipment, excluding software	(2,916)	(5,887)
Proceeds from disposals of property, plant and equipment	1,166	1,741
Purchases of software and other intangible assets	(2,313)	(4,200)

Free cash flow	$(79,420)	$(130,483)

UTi Worldwide Inc.

Basic and Diluted Earnings Per Share Calculation

(in thousands)

(Unaudited)

	Three months ended
	April 30,
	2015	2014
Basic and Diluted Earnings Per Share Calculation
Net loss attributable to UTi Worldwide Inc.	$(33,291)	$(43,723)
Less: Dividends paid-in kind on Convertible Preference Shares	(3,282)	(1,946)

Loss attributable to UTi Worldwide Inc. common shareholders for calculation of basic and diluted earnings per share	(36,573)	(45,669)
Number of weighted average common shares outstanding used for per share calculations Basic and diluted shares	105,630,546	104,921,510
Basic and diluted loss per common share attributable to UTi Worldwide Inc. common shareholders	$(0.35)	$(0.44)